UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 23, 2008

COMMAND CENTER, INC.

(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho	83854
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

a. Resignation. On June 23, 2008, Thomas E. Gilbert submitted his resignation as a member of the Board of Directors. Mr. Gilbert noted that he was resigning voluntarily to provide a vacancy for appointment of a new independent director and did not have any disagreements with management.

As a result of the resignation of Mr. Gilbert, the Board of Directors consisted of four members and one Board Position was temporarily vacant.

The vacancy created by Mr. Gilbert’s resignation was immediately filled by appointment of John Schneller, as described in Item 5.02.d. This action was taken as part of a Board restructuring that is intended to provide continuing strong corporate governance. Management is actively pursuing Board diversification. The Company is committed to principles of sound corporate governance.

d. Appointment of New Director. On June 23, 2008, John Schneller was appointed to fill the vacancy created by the resignation of Thomas E. Gilbert. Additional information on Mr. Schneller is included in the Press Release attached as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure

On June23, 2008, the Company announced the resignation of Thomas E. Gilbert as a Director and the appointment of John Schneller to fill the vacancy created by Mr. Gilbert’s resignation. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

This information is being disclosed pursuant to Regulation FD. Accordingly, the information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit 17.1	Resignation Letter from Thomas E Gilbert
Exhibit 99.1	Press Release, dated June 23, 2008, concerning the appointment of John Schneller to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	June 23, 2008

/s/ Brad E. Herr
Brad E. Herr, CFO and Secretary